                                 SCHEDULE 14A
                                (Rule 14a-101)
                    Information Required in Proxy Statement
                            Schedule 14A Information

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]  Confidential, for Use of the Commission
[X]    Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             NEOWARE SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                           Nancy D. Weisberg, Esquire
                           MCCAUSLAND, KEEN & BUCKMAN
                                  Radnor Court
                       259 Radnor-Chester Road, Suite 160
                        Radnor, Pennsylvania  19087-5240
                                (610)  341-1000
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     ..........................................................................
     (2)  Aggregate number of securities to which transaction applies:

     ..........................................................................
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):

     ..........................................................................
     (4)  Proposed maximum aggregate value of transaction:

     ..........................................................................
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     ..........................................................................
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     ..........................................................................
     (2)  Form, Schedule or Registration Statement No.:

     ..........................................................................
     (3)  Filing Party:

     ..........................................................................
     (4)  Date Filed:

     ..........................................................................

                             NEOWARE SYSTEMS, INC.
                               400 FEHELEY DRIVE
                      KING OF PRUSSIA, PENNSYLVANIA 19406



                                          November 10, 1997


TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Wednesday, December 10, 1997, at 10:00 a.m., at the offices of the Company, 400 Feheley Drive, King of Prussia, Pennsylvania 19406.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company's operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

     To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.

     I hope you will attend the Annual Meeting.


                                    Sincerely,


                                    Arthur R. Spector
                                    Chairman of the Board

                             NEOWARE SYSTEMS, INC.
                            ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 10, 1997
                               -----------------


TO THE STOCKHOLDERS:

     The Annual Meeting of the Stockholders of Neoware Systems, Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, December 10, 1997, at 10:00 a.m., at the offices of the Company, 400 Feheley Drive, King of Prussia, Pennsylvania, for the following purposes:

     1. To elect six Directors of the Company.

     2. To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan.

     3. To vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 1998.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on October 24, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

                                        By Order of the Board of Directors,


                                        Scott Holland
                                        Secretary
King of Prussia, Pennsylvania
November 10, 1997

                             NEOWARE SYSTEMS, INC.

                               -----------------
                                PROXY STATEMENT
                               -----------------

     This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Neoware Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 10, 1997.

     Stockholders of record at the close of business on October 24, 1997 will be entitled to vote at the Annual Meeting. At the close of business on October 24, 1997, 5,757,437 shares of the Company's $0.001 par value common stock ("Common Stock") were outstanding. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. This Proxy Statement and the enclosed form of proxy are being mailed to the Company's stockholders on or about November 10, 1997.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless contrary instructions are given, your proxy will be voted FOR each of the proposals described in this Proxy Statement and in the discretion of the proxy holders on such other business as may properly come before the Annual Meeting.

     Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares in their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a "broker non-vote." A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote or a majority of the votes cast is required for approval of the proposal. The election of each nominee for director (Proposal
1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the proposed amendment to the 1995 Stock Option Plan (Proposal 2), and the ratification of the selection of the auditors (Proposal 3) require the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting. For purposes of Proposals 2 and 3, abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the approval of Proposals 2 or 3. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. All shares represented by valid proxies will be voted.


                             ELECTION OF DIRECTORS

     The By-Laws of the Company presently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors. Currently, that number has been fixed by the Board of Directors at six for the election of directors at the 1997 Annual Meeting. All of the directors have been selected by the Board of Directors to be elected at the meeting to serve for one-year terms expiring at the 1998 Annual Meeting and until their respective successors are elected and qualified.

     The names and biographical summaries of the six persons who have been nominated to stand for election at the 1997 Annual Meeting appear below.

     All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Nominating and Compensation Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

     The following biographical information is furnished as to each person nominated for election as a director.


             NAME              AGE                  POSITION
     ----------------------    ---  -----------------------------------------
     Arthur R. Spector          57  Chairman of the Board
     Edward C. Callahan         51  President and Chief Executive Officer and
                                    Director
     Michael G. Kantrowitz      37  Executive Vice President and Director
     Howard L. Morgan /(1)/     51  Director
     John M. Ryan /(1)(2)/      62  Director
     Carl G. Sempier /(2)/      66  Director

     ______________________

       /(1)/ Member of the Compensation and Stock Option Committee /(2)/ Member of the Audit Committee

     MR. SPECTOR has been Chairman of the Board of the Company since its
inception.   Mr. Spector served as President and Chief Executive Officer from inception until March 2, 1995, the date of the consummation of the merger (the "Merger") of the Company with Human Designed Systems, Inc.

("HDS"), and from May 1996 to June 1997. Since August 1996, he has also served as Chairman of Information Technology Consulting, Inc., a wholly-owned subsidiary of the Company which was formed for the purpose of acquiring companies in the network computer services field ("ITC"). Mr. Spector is also Chairman of the Board of USDATA Corporation, a developer of software tools for real-time data collection and control, and a Director of DocuCorp, a developer of document automation software. He was affiliated with Safeguard Scientifics, Inc. from January 1993 until December 1996. He has served as Managing Director of TL Ventures, a venture capital firm, since January 1997. From July 1992 until May 1995, he was Vice Chairman of Casino & Credit Services, Inc., a company which operated nationwide debt collection and credit database businesses. From October 1991 until December 1996, Mr. Spector served as Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization.

     MR. CALLAHAN has been President and Chief Executive Officer and a Director of the Company since June 1997. Prior to joining the Company, Mr. Callahan was President and Chief Operating Officer of Summa Four, Inc. of Manchester, NH, a provider of telecommunications switches, from June 1995 until November 1996. Beginning in 1985, Mr. Callahan also held various executive positions during a ten year tenure at Sun Microsystems Computer Corporation. He was most recently Vice President of Global Telecom and Cable; previously, he was Vice President of Strategic Accounts and Vice President of Northeast Area.

     MR. KANTROWITZ has been Executive Vice President and a Director of the Company since March 2, 1995. Prior to that, he was an employee of HDS from 1983, holding the positions of Executive Vice President from 1991 until March 1995 and Vice President of Marketing and Sales from 1987 until 1991. Prior to joining HDS, Mr. Kantrowitz held positions with Raytheon Company and Adage Corporation.

     MR. MORGAN has served as a director of the Company since March 2, 1995. He has been the President of The Arca Group, Inc., a Pennsylvania-based consulting and investment management firm, since July 1989. From April 1982 until March 1990, Mr. Morgan was President of Renaissance Technologies Corp., a venture capital and consulting firm located in New York. Until 1986, he held the position of Professor of Decision Sciences at the Wharton School of the University of Pennsylvania and has served in editorial positions on various academic and trade publications. Mr. Morgan also serves as a director of Quarterdeck Corporation, Franklin Electronic Publishers, Inc., Unitronix Corporation, a manufacturer of manufacturing planning software, Segue Software Corp., a manufacturer of quality assurance testing software, Cylink Corp., a manufacturer of encryption software, MetaCreations Corp., a maker of graphics software, and Kentek Information Systems, Inc., a manufacturer of laser printers. Mr. Morgan served as a member of HDS's Board of Directors from 1977 until 1983.

     MR. RYAN has served as a director of the Company since March 2, 1995. He is currently the principal in Devon Hill Ventures, a venture investing and consulting firm which focuses on technology investments, and Chairman and Chief Executive Officer of DLB Systems, Inc. Mr. Ryan is also a director of Integrated Systems Consulting Group, Inc. and a number of private companies, including Control Software, Inc. Mr. Ryan was the founder of SunGard Data Systems, Inc., a publicly-held computer services company, and served as its Chairman and Chief Executive Officer from 1976 to 1987. From 1987 to 1989, he was the President of Devon Hill Company, a merger and acquisition and venture investing firm. From 1989 to 1991, Mr. Ryan was the Chairman of PC Concepts, Inc., a computer training company, and President and Chief Executive Officer of Analytics, Inc., a technical services company. From 1992 to 1994, he was an advisory director of Foley, Mufson & Howe, an investment banking firm.

     MR. SEMPIER has served as a director of the Company since March 2, 1995.
He has been associated with Safeguard Scientifics, Inc. since 1990 and currently serves as Vice Chairman of Safeguard International Group, Inc. Mr. Sempier also serves as Managing Director of Ditec AG Germany, an information technology services company. From 1980 until his retirement in 1988, he was the President and Chief Executive Officer of Mannington Mills, Inc., a manufacturer of flooring. He is also a director of Premier Solutions Limited, a supplier of asset management solutions to financial institutions, and Tangram Enterprise Solutions, Inc., a publicly-traded company providing network and connectivity software to corporations and government entities.

BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors held 6 meetings during the year ended June 30, 1997. Each of the current directors attended at least 83% of the meetings of the Board and Committees on which they serve held during the period for which such persons have been directors or committee members.

     The standing committees of the Board of Directors are the Compensation and Stock Option Committee and the Audit Committee. These committees each held one meeting during the year ended June 30, 1997.

     The responsibilities of the Compensation and Stock Option Committee include the review of compensation practices, the determination of salaries and bonus awards of executive officers and the administration of the Company's 1995 Stock Option Plan of the Company.

     The duties of the Audit Committee include the selection of independent accountants subject to the approval of the stockholders, the review of the scope and results of the audit and the review of the organization and scope of the Company's internal auditing and financial controls.

COMPENSATION OF DIRECTORS

     Directors (other than those who are employees of the Company) receive a cash payment of $1,000 for each Board meeting attended, and receive a one-time grant of 10,000 options upon a director's initial election. Thereafter non-employee directors receive an annual grant of 5,000 options.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid during the fiscal years ended June 30, 1997, 1996 and 1995 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total salary and bonus earned during the 1997 fiscal year exceeded $100,000. Compensation through March 1, 1995 reflects compensation paid by Human Designed Systems, Inc. ("HDS"), which was acquired by the Company pursuant to a merger consummated on March 2, 1995 (the "Merger").

SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                            -----------------------------------------------      --------------------------
                                                               OTHER ANNUAL      SECURITIES    ALL OTHER
NAME AND PRINCIPAL          FISCAL                             COMPENSATION      UNDERLYING    COMPENSATION
     POSITION                YEAR    SALARY ($)     BONUS($)   ($)(1)            OPTIONS(#)    ($)(1)
--------------------        ------   ----------     --------   ------------      ----------    ------------
Arthur R. Spector /(2)/      1997      60,000          ---          ---              5,000          ---
President and                1996        ---           ---          ---              5,000          ---
Chief Executive Officer

Edward C. Callahan /(2)/     1997       8,077        60,000         ---            385,000          ---
President and
Chief Executive Officer

Michael G. Kantrowitz        1997     150,000        62,999         ---             20,000         3,000 /(4)/
Executive Vice President     1996     125,000         9,431         ---               ---            500 /(4)/
                             1995     173,820 /(3)/  11,866         ---            200,000           500 /(4)/


Edward M. Parks              1997     130,000        32,570         ---             20,000         2,600 /(4)/
Vice President of            1996     100,000        26,275         ---               ---            500 /(4)/
Engineering                  1995     100,000        21,261         ---            100,000           500 /(4)/


Scott Holland                1997     115,000        21,714         ---             20,000         2,300 /(4)/
Vice President of Finance    1996     105,000          ---          ---               ---           ---
and Administration           1995      10,090          ---          ---             50,000          ---

Steve Ahlbom                 1997     111,134        15,875         ---             20,000         2,223 /(4)/
Vice President of            1996      97,500          ---          ---               ---            500 /(4)/
Operations                   1995      85,000          ---          ---             70,000           500 /(4)/
-----------------------------------

  /(1)/ Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.
  /(2)/ Mr. Spector served as President and Chief Executive Officer from May 17, 1996 until June 16, 1997, the date that Mr. Callahan became President and Chief Executive Officer.
  /(3)/  Includes commission earnings of $79,737 in 1995.
  /(4)/  Consists of amounts contributed by the Company under the 401(k) Plan.

OPTION GRANTS DURING 1997 FISCAL YEAR

     Except for the automatic grant of options to Mr. Spector as a non-employee director, no options were granted to any executive officers during the 1996 fiscal year.

                                                                                        POTENTIAL REALIZATION VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK PRICE
                               INDIVIDUAL GRANTS                                        APPRECIATION FOR OPTION TERM(1)
--------------------------------------------------------------------------------        -----------------------------------
                       NO. OF             % OF TOTAL
                       SECURITIES         OPTIONS
                       UNDERLYING         GRANTED TO
                       OPTIONS            EMPLOYEES          EXERCISE   EXPIRATION
      NAME             GRANTED (#)        IN FISCAL YEAR     PRICE($)      DATE           0%($)       5%($)       10%($)
---------------        ---------------    ----------------   --------   ----------      --------    --------    ----------
Arthur R. Spector           5,000              0.9            7.125      01/02/02          0           9,843        21,750
Edward C. Callahan        385,000             72.0            7.3125     06/16/02          0         767,717     1,696,455
Michael G. Kantrowitz      20,000              3.7            7.625      10/26/02          0          42,133        93,103
Edward M. Parks            20,000              3.7            7.625      10/26/02          0          42,133        93,103
Steven Ahlbom              20,000              3.7            7.625      10/26/02          0          42,133        93,103
Scott Holland              20,000              3.7            7.625      10/26/02          0          42,133        93,103
--------------------------

  /(1)/ These amounts, based on assumed appreciation rates of 0%, 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.


AGGREGATED OPTION EXERCISES DURING 1997 FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers during fiscal 1997 and the number of the Company's options held at fiscal year-end.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                      OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                  FISCAL YEAR-END(#)         AT FISCAL YEAR END ($)(1)
                         SHARES ACQUIRED        VALUE       -----------------------------  ----------------------------
 NAME                     ON EXERCISE(#)    REALIZED($)(1)  EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------                  ----------------    --------------  =============================  ============================
Arthur R. Spector              --                --             15,000          5,000         18,125           -0-

Edward C. Callahan             --                --               ----        385,000           ----           -0-

Michael G. Kantrowitz          --                --            150,000         70,000         18,750          6,250

Edward M. Parks                --                --             75,000         45,000         75,000         25,000

Steven Ahlbom                  --                --             52,500         37,500         52,500         17,500

Scott Holland                  --                --             25,000         45,000         25,000         25,000
-----------------------------------------------------------------------

     / (1)/ Value based on the closing price of $6.50 on June 30, 1997, less the option exercise price.

AGREEMENTS WITH EXECUTIVE OFFICERS AND CHANGE IN CONTROL ARRANGEMENTS

     In connection with the Merger, the Company entered into a three-year employment contract with Michael Kantrowitz which originally provided for a base salary of $125,000 per year and an annual bonus which was originally equal to 1.3% of the Company's consolidated operating income, subject to certain adjustments. The agreement contains confidentiality and non-competition agreements from Mr. Kantrowitz. The agreement permits the Company to terminate Mr. Kantrowitz's employment with or without cause; however, in the event of a termination without cause, Mr. Kantrowitz is entitled to severance benefits equivalent to the compensation he would have received for the remaining term of the agreement.

     When Mr. Callahan joined the Company, the Company agreed to pay him an initial annual base salary of $210,000, an annual bonus of 40% of his base salary based on satisfying certain management objectives and $60,000 to assist in his relocation, and to grant him non-qualified options to acquire 385,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, vesting at the rate of 25% per year beginning one year after the commencement of his employment. Mr. Callahan is entitled to severance benefits in the event of termination without cause equal to his base salary, benefits and bonus, subject to certain limitations, for one year. The Company has also agreed that if Mr. Callahan's employment is terminated in the event of a sale of the Company, he is entitled to payment equal to his base salary, benefits and bonus, subject to certain limitations, for one year, and to continue the vesting of 50% of his stock options if the sale occurs in his first year of employment or 100% of his options if the sale occurs thereafter. The arrangement also contains a non-competition agreement by Mr. Callahan.

     Options granted under the Company's 1995 Stock Option Plan contain provisions pursuant to which all outstanding options granted under such plan shall become fully vested and immediately exercisable upon a "change in control" as defined in such plan.


                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes the general compensation policies and specific compensation levels regarding salaries and the award of stock options under the Company's 1995 Stock Option Plan. The Committee currently consists of two non-employee directors.

     The Company's compensation program includes annual salary and incentive compensation, consisting of bonuses and possible long-term incentives, in the form of stock options, designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. In establishing total compensation, the Committee considers individual and Company performance, as well as compensation levels in comparable companies.

ANNUAL COMPENSATION
-------------------

     Annual salary levels are established based upon an evaluation of individual performance and comparable compensation levels, although the Committee has not made formal comparisons with peer group companies and has not used specific criteria to evaluate individual performance. For the 1997 fiscal year, the Committee created a cash bonus pool of $108,568 based upon a percentage of revenues and operating income. The factors considered by the Committee in determining the amount to be paid to each individual included the expected contributions to the Company's revenue and operating income performance, individual performance and the individual's position and scope of responsibility. The Committee relies on the foregoing evaluation and exercises subjective judgment and discretion in light of the Company's general compensation policies and practices described above to determine salaries and bonuses.

LONG-TERM COMPENSATION
----------------------

     Long-term incentives are provided through the grant of stock options under the Company's stock option plan. The Committee reviews and approves the participation of executive officers of the Company under the Company's stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. Options typically vest in four equal annual installments beginning one year from the date of grant and are exercisable at an exercise price equal to the fair market value of shares of the Common Stock on the date of grant. The size of option grants are generally based upon the executive officer's level of responsibility. Through the grant of stock options, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. The Committee evaluates the individual's and the Company's performance and the data of comparable companies, although it has not relied on formal comparisons, and exercises subjective judgment and discretion in view of this information and the Company's general compensation policies and practices.

CHIEF EXECUTIVE OFFICER COMPENSATION
------------------------------------

     In June 1997, the Board of Directors appointed Mr. Callahan to serve as President and Chief Executive Officer. As discussed under "Agreements with Executive Officers and Change in Control Arrangements" above, Mr. Callahan's compensation consists of base salary and incentive compensation, consisting of a short-term bonus and long-term stock options. In establishing Mr. Callahan's compensation package, the Committee consulted with the Company's executive search firm and reviewed compensation data for chief executive officers of companies considered to be the Company's peers in the computer and communications industry. In light of this information, the Committee exercised its subjective judgment and discretion in formulating Mr. Callahan's compensation package.

     Arthur R. Spector served as the Company's President and Chief Executive Officer from May 17, 1996 until June 16, 1997, the date that Mr. Callahan assumed the position of President and Chief Executive Officer. Mr. Spector received an annual salary of $40,000, and also received an annual salary of $20,000 as Chairman of ITC, a wholly-owned subsidiary of the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION
---------------------------------------

     Federal tax laws impose requirements in order for compensation payable to certain executive officers to be fully deductible. The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

     The foregoing report has been furnished by the Compensation and Stock Option Committee of the Board of Directors. The current membership of the Committee is as follows:

          Howard L. Morgan
          John M. Ryan



                               PERFORMANCE GRAPH


     The following graph compares the cumulative total return on the Company's Common Stock for the period April 2, 1993 (the date of the Company's initial public offering) to June 30, 1997 with similar returns for the (i) S&P Technology-500 and the S&P 500 Index.


                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                            (Dividends Reinvested)


                                          ANNUAL RETURN PERCENTAGE
                                                Years Ending

Company/Index                     Jun93     Jun94    Jun95     Jun96    Jun97
=============================================================================
NEOWARE SYSTEMS, INC               2.33     (6.82)    0.60     69.71   (25.71)
S&P TECHNOLOGY-500                10.12      8.30    62.70     19.15    52.02
S&P 500 INDEX                      5.55      1.41    26.07     26.00    34.70


                                               INDEXED RETURNS
                                                Years Ending
                         Base
                        Period
Company/Index          2-Apr-93   Jun93     Jun94    Jun95     Jun96    Jun97
=============================================================================
NEOWARE SYSTEMS, INC      100    102.33     95.35    95.92    162.79   120.93
S&P TECHNOLOGY-500        100    110.12    119.26   194.03    231.19   351.47
S&P 500 INDEX             100    105.55    107.04   134.94    170.02   229.02


                             CERTAIN TRANSACTIONS

     In August 1996, the Company formed ITC, a Delaware Corporation. Its Board of Directors consists of the same members as the Company's Board. James W. Dixon, a director of the Company (who is not standing for re-election) is the President and Chief Executive Officer of ITC and receives an annual salary of $155,000, and Arthur R. Spector, the Company's Chairman of the Board, is the Chairman of ITC and receives an annual salary of $20,000. In October 1997, ITC and Global Consulting Group, a company controlled by TL Ventures, merged into The Reohr Group, Inc., an information technology staffing and consulting company. Pursuant to the merger, the Company, as the sole stockholder of ITC, received stock of the surviving entity representing ownership of approximately 2% of the surviving entity. The Company was also reimbursed for the expenses in the amount of

$1,000,000 incurred by it and ITC in connection with ITC's efforts to complete these acquisitions. Of the reimbursement, $300,000 was paid in cash and the balance by a note.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the shares of Common Stock of the Company as of June 30, 1997 by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company and
(iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                        NUMBER OF SHARES          PERCENTAGE
 PRINCIPAL STOCKHOLDERS                BENEFICIALLY OWNED     BENEFICIALLY OWNED
------------------------               ------------------     ------------------
Arthur R. Spector.....................  137,000 /(1)(3)/              2.3
Edward C. Callahan....................      ---                         *
Michael G. Kantrowitz.................  303,535 /(1)(3)/              5.0
Howard L. Morgan......................   33,146 /(1)(3)/                *
John M. Ryan..........................   18,500 /(1)/                   *
Carl G. Sempier.......................   17,500 /(1)/                   *
James Dixon...........................   22,700 /(1)/                   *
Warren V. Musser /(4)/................  500,000 /(3)/                 7.9
Mark A. Gelberg /(2)/.................  696,205 /(1)(3)/             10.7
Terri N. Gelberg /(5)/................  642,517 /(3)/                10.0
All Executive Officers and Directors
as a Group (11 persons)...............  684,881 /(1)(3)/             10.6
--------------------------

*  Less than 1%

/(1)/ Includes options exercisable within 60 days of June 30, 1997 to purchase the Company's Common Stock issued pursuant to the Company's 1995 Stock Option Plan: Mr. Spector, 17,500 shares; Mr. Kantrowitz, 150,000 shares; Mr. Morgan, 17,500 shares; Mr. Ryan, 17,500 shares; Mr. Sempier, 17,500 shares and Mr. Dixon, 12,500 shares.
/(2)/ The stockholder's address is RR 1, Box 171-6, Warren, Vermont 05674.
      Includes 119,200 shares held by a foundation of which Mr. Gelberg is the trustee.
/(3)/ Includes Warrants exercisable within 60 days of June 30, 1997 to purchase the Company's Common Stock; Mr. Spector, 29,500 shares; Mr. Gelberg, 115,863 shares; Mr. Kantrowitz, 31,293 shares; Mr. Morgan, 3,442 shares; Mr. Musser, 500,000 shares; Ms. Gelberg, 115,863 shares; and Roger and Ruth Pincus, 63,228 shares.
/(4)/ The stockholder's address is 435 Devon Park Drive, Building 800, Wayne,
      Pennsylvania 19087. Mr. Musser is the Chairman, Chief Executive Officer and President of Safeguard Scientifics, Inc., which beneficially owns 140,000 shares of the Common Stock not included in the shares beneficially owned by Mr. Musser. Mr. Musser disclaims beneficial ownership of all such excluded shares. This information is presented in reliance on information disclosed in a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on February 3, 1994.

/(5)/ The stockholder's address is 1909 Panama Street, Philadelphia,
     Pennsylvania 19031. The information is presented in reliance on information disclosed in a Schedule 13D filed with the Securities and Exchange Commission on February 7, 1996.


                           PROPOSAL TO AMEND THE 1995
                               STOCK OPTION PLAN

   At the meeting, there will be presented a proposal to approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan"). The full text of the 1995 Plan, as proposed to be amended, is attached as Exhibit A. This amendment provides for an increase in the aggregate number of shares of Common Stock reserved for issuance from 1,100,000 shares to 1,500,000 shares. The 1995 Plan currently provides, and the amendment deletes the provision, that the shares reserved for issuance would increase to 1,500,000 from 1,100,000 only in the event that the Company's redeemable common stock purchase warrants (the "Warrants") were called for redemption by the Company. The Warrants may be called for redemption by the Company at a price of $.01 per Warrant if the last sale price of the Company's Common Stock has been at least $10.00 per share for 20 consecutive days.

   The Board of Directors believes that the granting of stock options is an effective method of recruiting and retaining valuable employees of the Company by providing an incentive to such persons and strengthening the identity of interests between such key employees and the Company. An increase in the aggregate number of shares of Common Stock reserved for issuance under the 1995 Plan is necessary to continue the Company's efforts to attract and retain qualified key executives, directors and other personnel. Accordingly, on October 21, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to increase the number of shares of Common Stock available under the 1995 Plan as described above.

VOTE REQUIRED FOR APPROVAL

   To be adopted, the amendment to the 1995 Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE 1995 PLAN.

DESCRIPTION OF THE PLAN

   Eligibility

   Those persons who are employees, officers, directors and independent contractors of particular merit of the Company are eligible to be selected by the committee (the "Committee") of the Board of Directors that administers the 1995 Plan.

   Types of Options

   The 1995 Plan authorizes (i) the granting of incentive stock options ("Incentive Options") to purchase shares of the Company's Common Stock and (ii) the granting of nonqualified stock options

("Nonqualified Options") to purchase shares of the Company's Common Stock. Unless the context otherwise requires, the term "Option" includes both Incentive Options and Nonqualified Options.

   Administration

   The 1995 Plan is administered by the Compensation and Stock Option Committee (the "Committee") which currently consists of two non-employee members of the Board of Directors. The Committee in its sole discretion determines the eligible persons to be awarded Options, the number of shares subject thereto and the exercise price thereof, subject to certain limitations. In addition, the determinations and the interpretation and construction of any provision of the 1995 Plan by the Committee is final and conclusive.

   Common Stock Subject to the 1995 Plan

   A total of 1,100,000 shares of Common Stock (subject to adjustment as discussed below) have been reserved for sale upon exercise of Options granted under the 1995 Plan. As of the date hereof, 962,987 Options have been granted under the 1995 Plan. The proposed amendment would increase the number of shares to 1,500,000 and would delete the provision that would have increased the number of shares to 1,500,000 only in the event that the Company called the Warrants for redemption.

   Granting of Options

   As of the date hereof, there were 80 employees and five non-employee directors who were eligible to receive Options under the 1995 Plan. Except as described below, the Committee grants Options from time to time in its discretion. No determination has been made as to the number of Options that may be allocated to the individuals named in the Summary Compensation Table, current executive officers as a group, current directors who are not executive officers as a group (except as described below), or all employees (including all current officers who are not executive officers) as a group, as a result of the amendment as set forth herein.

   The 1995 Plan also provides for automatic grants of Options to non-employee directors of the Company. Directors receive Options for 10,000 shares of Common Stock upon becoming directors and Options for 5,000 shares of Common Stock on each January 1.

   Exercise Price of Options

   Options may not be granted with an exercise price per share that is less than the fair market value of a share of Common Stock at the date of grant. The Options granted to non-employee directors will have an exercise price equal to the fair market value of a share of Common Stock at the date of grant.

     Payment of Exercise Price

   The exercise price of an Option may be paid in cash, certified or cashier's check, by money order, personal check, the delivery of already owned Common Stock having a fair market value equal to the exercise price, or by the use of the cashless exercise features of the 1995 Plan, provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of an Option.

     Special Provisions for Incentive Options

   An employee may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant and such Incentive Option expires not later than five years from the date of grant.

     Transferability of Options

   No Incentive Option granted under the 1995 Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may grant Nonqualified Options that are transferable without consideration, to immediate family members.

     Exercisability of Options

   The Committee, in its sole discretion, may limit the optionee's right to exercise all or any portion of an Option until one or more dates subsequent to the date of grant. The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised. The 1995 Plan provides that upon the occurrence of certain changes in control, mergers or sales of substantially all of the assets of the Company, each Option shall immediately become exercisable in full.

     Expiration of Options

   The expiration date of an Option is determined by the Committee at the time of the grant, but in no event is an Option exercisable after the expiration of 10 years from the date of grant of the Option.

   If an optionee's employment is terminated for cause, all rights of such optionee under the 1995 Plan cease and the Options granted to such optionee become null and void for all purposes. The 1995 Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of an optionee's employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination. If the optionee is a director and is not otherwise employed by the Company, his Option must be exercised within 30 days of the date he ceases to be a director. The termination provisions of Options granted to optionees who are independent contractors are determined at the discretion of the Committee. Generally, if an optionee's termination of employment is due to mental or physical disability, the optionee will have the right to exercise the Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, the Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death by the optionee's legal representative or legatee.

   As described above, an Option becomes exercisable in full upon the occurrence of certain corporate transactions.

     Expiration of the 1995 Plan

   The 1995 Plan will expire on March 2, 2005, and any Option outstanding on such date will remain outstanding until it has either expired or has been fully exercised.

     Adjustments

   The 1995 Plan provides for adjustments to the number of shares under which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of such outstanding Options in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of the Company's Common Stock.

   Certain Corporate Transactions

   All outstanding Options automatically become immediately exercisable upon a change in control, as defined in the 1995 Plan. In general, a change in control is deemed to have occurred if existing members of the Board of Directors nominated by existing members cease to constitute a majority of the Board, any person becomes a 50% or more stockholder of the Company (unless the acquisition is approved by a majority of the existing members of the Board), the Company becomes a party to a merger in which it will not be the surviving company or the stockholders approve the disposition of all or substantially all of the assets, or 50% or more of the capital stock, of the Company.

     Amendments

   The Board may amend, suspend or terminate the 1995 Plan or any Option at any time subject to stockholder approval in certain instances, provided that such action may not, without the consent of the optionee, substantially impair the rights of an optionee under an outstanding Option. The Committee may not amend the 1995 Plan without further stockholder approval to increase the number of shares of Common Stock reserved for issuance, to change the class of employees eligible to participate in the 1995 Plan, to permit the granting of Options with more than a 10-year term or to extend the termination date of the 1995 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Grants of Options

   Under current tax laws, the grant of an Option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

     Exercise of Nonqualified Options and Subsequent Sale of Stock

   Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the Company's Common Stock received over the exercise price.
The taxable income recognized upon exercise of a Nonqualified Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the Common Stock received upon the exercise of an Nonqualified Option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Exercise of Incentive Options and Subsequent Sale of Stock

   The exercise of an Incentive Option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Common Stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of the Company's Common Stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of the Company's Common Stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Option.

   If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Company's Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value on the Company's Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

   Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an Incentive Option is exercised the excess of the fair market value of the date of exercise of the Company's Common Stock received over the exercise price. If, however, an optionee disposes of the Company's Common Stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.


                         PROPOSAL TO RATIFY ACCOUNTANTS

   The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 1998. The Board of Directors has proposed that the stockholders ratify the selection of Arthur Anderson LLP. The Company has requested that a representative of Arthur Andersen LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                           STOCKHOLDERS PROPOSALS FOR
                              NEXT ANNUAL MEETING

   Any properly submitted proposal which a stockholder intends to present at the next Annual Meeting of Stockholders must be received by the Company by July 9, 1998 if it is to be included in the Company's proxy statement and form of proxy relating to the next Annual Meeting.

                                                                       Exhibit A

                             1995 STOCK OPTION PLAN

[Adopted by the Board of Directors on November 29, 1994, as amended through December 10, 1997]


                                     PART I
                     DEFINITIONS AND ADMINISTRATIVE MATTERS
                     --------------------------------------

SECTION 1.  PURPOSE; DEFINITIONS

     The purpose of the Information Systems Acquisition Corporation 1995 Stock Option Plan (the "Plan") is to enable employees, officers, directors and independent contractors of Information Systems Acquisition Corporation ("the Company") to (i) own shares of stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate employees, officers, directors and independent contractors of particular merit.

     For the purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Board" means the Board of Directors of the Company.
          -----

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time, and any successor thereto.

     (c) "Committee" means the Committee designated by the Board to administer
          ---------
the Plan.

     (d) "Company" means Information Systems Acquisition Corporation, its
          -------
Subsidiaries or any successor organization.

     (e) "Disability" means permanent and total disability within the meaning of
          ----------
Section 22(e)(3) of the Code.

     (f) "Disinterested Person" shall have the meaning set forth in the Rules.
          --------------------

     (g) "Eligible Independent Contractor" means an independent contractor hired
          -------------------------------
by the Company who is neither an Employee of the Company nor a Non-Employee Director.

     (h) "Employee" means any person, including a director, who is employed by
          --------
the Company and is compensated for such employment by a regular salary.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

     (j) "Fair Market Value" means the per share value of the Stock as of any
          -----------------
given date, as determined by reference to the price of the last traded share of Stock on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ")

System for such date or the next preceding date that Stock was traded on such market, or, in the event the Stock is listed on a stock exchange, the closing price per share of Stock as reported on such exchange for such date.

     (k) "Incentive Stock Option" means any Stock Option intended to be and
          ----------------------
designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     (l) "Insider" means a Participant who is subject to Section 16 of the
          -------
Exchange Act.

     (m) "Non-Employee Director" means any member of the Board who is not an
          ---------------------
Employee of the Company and is not compensated for employment by a regular salary.

     (n) "Non-Qualified Stock Option" means any Stock Option that is not an
          --------------------------
Incentive Stock Option.

     (o) "Participant" means an Employee, officer, Non-Employee Director or
          -----------
Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

     (p) "Plan" means the Information Systems Acquisition Corporation 1995 Stock
          ----
Option Plan, as hereinafter amended from time to time.

     (q) "Rules" means Rule 16(b)(3) and any successor provisions promulgated by
          -----
the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (r) "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

     (s) "Securities Broker" means the registered securities broker acceptable
          -----------------
to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

     (t) "Stock" means the Common Stock of the Company, par value $.01 per
          -----
share.

     (u) "Stock Option" or "Option" means any option to purchase shares of Stock
          ------------      ------
(including Restricted Stock, if the Committee so determines) granted pursuant to
Section 5 below.

     (v) "Subsidiary" means any corporation owned, in whole or in part, by the
          ----------
Company.

SECTION 2.  ADMINISTRATION

     2.1 The portion of the Plan with respect to the grant of Options pursuant to Part II shall be administered by a Committee of not less than three Directors who shall be Disinterested Persons appointed by the Board and who shall serve at the pleasure of the Board; provided further, however, that, notwithstanding the foregoing, Part II of the Plan shall be administered by such number of Disinterested Persons as and to the extent required by the Rules.

     The Committee shall have the authority to grant pursuant to the terms of the Plan: Stock Options to Employees (including directors who are Employees) and officers of the Company, and Eligible Independent Contractors. In particular, the Committee shall, subject to the limitations and terms of the Plan, have the authority:

          (i) to select the officers, directors (who are Employees) and other Employees of the Company, and the Eligible Independent Contractors to whom Stock Options may from time to time be granted hereunder;

         (ii) to determine whether and to what extent incentive Stock Options are to be granted hereunder;

        (iii) to determine the number of shares to be covered by each such award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including the option or exercise price and any restrictions or limitations, based upon such factors as the Committee shall determine, in its sole discretion;

          (v) to determine whether and under what circumstances a Stock Option may be exercised and settled in cash or Stock or without a payment of cash;

         (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant; and

        (vii) to amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning exercise price changes, vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to awards granted under the Plan, as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan, provided that the Committee may delegate to the Chief Executive Officer of the Company, or such other officer as may be designated by the Committee, the authority, subject to guidelines prescribed by the Committee, to grant Options to Employees and Eligible Independent Contractors who are not then subject to the provisions of
Section 16 of the Exchange Act, and to determine the number of shares to be covered by any such Option, and the Committee may authorize any one or more of such persons to execute and deliver documents on behalf of the Committee, provided that no such delegation may be made that would cause grants of Options to persons subject to Section 16 of the Exchange Act to fail to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the

Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

     2.2 The portion of the Plan with respect to the grant of Options pursuant to Part III shall be administered by the Board. Grants of Stock Options under
Part III of the Plan and the amount, price and timing of the awards to be granted will be automatic, as described in Part III hereof. All questions of interpretation of the Plan with respect to the grant of Options pursuant to Part III will be determined by the Board, and such determination shall, unless otherwise determined by the Board, be final and conclusive on all persons having any interest hereunder.

SECTION 3.  STOCK SUBJECT TO THE PLAN

     3.1 The aggregate number of shares of Stock that may be issued or transferred under the Plan is 1,500,000, subject to adjustment pursuant to
Section 3.2 below. Such shares may be authorized but unissued shares or reacquired shares. If the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards (taking into account the share counting requirements established under the Rules) equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended in accordance with the Rules or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been exercised, such shares shall again be available for subsequent awards under the Plan.

     3.2 If any change is made to the Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding awards under the Plan, the Board or the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

     3.3 In any fiscal year of the Company, the maximum number of shares of Common Stock with respect to which Options may be granted to any optionee shall not exceed 5% of the Common Stock outstanding, as adjusted for stock splits, stock dividends or other similar changes affecting the Common Stock.

SECTION 4.  DESIGNATION OF OPTIONEES

          4.1 Optionees under Part II of the Plan shall be selected, from time to time, by the Committee from among those Employees and Eligible Independent Contractors who, in the opinion of the Committee, occupy responsible positions and who have the capacity to contribute materially to the continued growth, development and long-term success of the Company and its Subsidiaries.

          4.2 All Non-Employee Directors on the date of grant shall be eligible to receive Options under Part III of the Plan.

                                    PART II
            GRANTS TO EMPLOYEES AND ELIGIBLE INDEPENDENT CONTRACTORS
            --------------------------------------------------------

SECTION 5.  STOCK OPTIONS

     Any Stock Option granted under Part II of the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under Part II of the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under
Section 422.

     Options granted hereunder shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     5.1  OPTION PRICE.  The option price per share of Stock purchasable under a
          ------------
Stock Option shall be determined by the Committee at the time of grant; provided, however, that the option price per share for any Stock Option shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

          Any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of Fair Market Value per share on the date of the grant.

     5.2  OPTION TERM.  The term of each Stock Option shall be fixed by the
          -----------
Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

     5.3  EXERCISABILITY.  Stock Options shall be exercisable at such time or
          --------------
times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     5.4  METHOD OF EXERCISE.  Subject to whatever installment exercise
          ------------------
provisions apply under Section 53, Stock Options may be exercised in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based upon the Fair Market Value of a share of Stock on the business date preceding tender if received prior to the close of the stock market and at the Fair Market Value on the date of tender if received after the stock market closes); provided, however, that, (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the optionee may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for a minimum period of time specified by the Committee. In addition, if such unrestricted Stock was acquired through exercise of an Incentive Stock Option, such Stock shall have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or if such Stock was acquired through exercise of a Non-Qualified Stock Option or of an option under a similar plan of the Company, such Stock shall have been held by the optionee for a period of more than one year on the date of exercise, and further provided that the optionee shall not have tendered Stock in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Company within six calendar months of the date of exercise.

          To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee, the Company shall permit payment to be made by means of a "cashless exercise" of an Option. Payment by means of a cashless exercise shall be effected by the Participant delivering to the Securities Broker irrevocable instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith and to deliver such amount to the Company.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the optionee following exercise of the Option in accordance with the Plan.

     5.5  STOCK OPTION AGREEMENT.  Each Option granted under this Plan shall be
          ----------------------
evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the optionee. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between optionees or as to the same optionee to whom more than one Option may be granted.

     5.6  REPLACEMENT OPTIONS.  If an Option granted pursuant to the Plan may be
          -------------------
exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 54 above, then the Committee may, in its sole discretion and at the time of the original Option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement Option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original Option exercised and the net shares received by the Participant from such exercise. The per share exercise price of the replacement Option shall equal the then current Fair Market Value of a share of Stock, and shall have a term extending to the expiration date of the original Option.

          The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement Options if it determines the continuance of such grants to no longer be in the best interest of the Company.

     5.7  NON-TRANSFERABILITY OF OPTIONS.  No Stock Option shall be transferable
          ------------------------------
by the optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted under the Rules, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may grant non-qualified Options that are transferable, without payment of consideration, to immediate family members (i.e., spouses, children and grandchildren) of the Optionee or to trusts for, or partnerships whose only partners are, such family members. The Committee may also amend outstanding non-qualified Options to provide for such transferability.

     5.8  TERMINATION OF EMPLOYMENT BY REASON OF DEATH.  Unless otherwise
          --------------------------------------------
determined by the Committee at or after grant, if any optionee dies during the optionee's period of employment by the Company, or during the periods referred to in Sections 5.9, 5.10 or 5.11, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     5.9  TERMINATION OF EMPLOYMENT BY REASON OF DISABILITY.  Unless otherwise
          -------------------------------------------------
determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

    5.10  TERMINATION OF EMPLOYMENT UPON RETIREMENT.  Unless otherwise
          -----------------------------------------
determined by the Committee at or after grant, if an optionee's employment terminates due to retirement (as hereinafter defined), any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the date of retirement, or on such accelerated basis as the Committee may specify at grant, for a period of one-year (or such shorter period as the Committee may specify at grant) from the date of such retirement or until the expiration of the stated term of such Stock Option, whichever period is shorter. For purposes of this Section 5.10, "Retirement" shall mean any Employee retirement under the Company's retirement policy.

    5.11  OTHER TERMINATION OF EMPLOYMENT.  Unless otherwise determined by the
          -------------------------------
Committee at or after grant, in the event of termination of employment (voluntary or involuntary) for any reason other than death, Disability or retirement, or if an Employee is terminated for cause, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter. If an Employee is terminated for cause, any Stock Option held by such Optionee shall terminate immediately.

    5.12  INCENTIVE STOCK OPTION LIMITATION.  The aggregate Fair Market Value
          ---------------------------------
(determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000.

    5.13  TERMINATION OF ELIGIBLE INDEPENDENT CONTRACTORS OPTIONS.  The
          -------------------------------------------------------
termination provisions of Options granted to Eligible Independent Contractors shall be determined by the Committee in its sole discretion.

    5.14  WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS.  The
          --------------------------------------------------------
obligation of the Company to deliver Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

          If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by delivering to the Company) shares of Stock, which Stock shall be valued, for this purpose, at their Fair Market Value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares of Stock in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. If Stock acquired under the exercise of an Incentive Stock Option is used to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date. If Stock acquired through the exercise of a Non-Qualified Stock Option or of an option under a similar plan is delivered by the optionee to the Company to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of more than one year on the Determination Date. For Optionees subject to Section 16 of the Exchange Act, to the extent required by Section 16, the election to have Stock withheld by the Corporation hereunder must be either (a) an irrevocable election made six months before the Determination Date; or (b) an irrevocable election where both the election and the Determination Date occur during one of the ten-day periods beginning on the third business day following the date of release of the Company's quarterly or annual summary financial data and ending on the twelfth business day following such release.

    5.15  ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACTS.  Within a
          ------------------------------------------------------
reasonable time after exercise of an Option, the Company shall cause to be delivered to the optionee a certificate for the Stock purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Company may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the optionee to represent in writing to the Company that it is his or her then intention to acquire the Stock for investment and not with a view to distribution thereof and that such optionee will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event, no Stock shall be issued to such holder unless and until the Company is satisfied with such representation. Certificates for shares of Stock issued pursuant to the exercise of Options may bear an appropriate securities law legend.

                                    PART III
                        GRANTS TO NON-EMPLOYEE DIRECTORS
                        --------------------------------

SECTION 6.     GRANT OF OPTIONS

     Options to purchase 10,000 shares of Common Stock, subject to adjustment as provided in Section 3.2 (the "Initial Options") and options to purchase 5,000 shares, subject to adjustments as provided in Section 3.2, (the "Annual Options"), shall be granted to Non-Employee Directors as follows:

          (a) Each Non-Employee Director on the 30th day after the stockholders of the Company have approved the Plan shall be granted an Initial Option.

          (b) Each Non-Employee Director who is not granted an Initial Option pursuant to Section 6(a), shall be granted an Initial Option on the first business day immediately following the date that such person is first elected or appointed to serve as a Non-Employee Director.

          (c) Each year on January 1, each Non-Employee Director on such date shall be granted an Annual Option.

SECTION 7.     TYPES OF OPTIONS

     All options granted under Part III of the Plan shall be non-qualified Stock Options for purposes of the Code.

SECTION 8.     OPTION PRICE

     The purchase price of each share of Stock issuable upon exercise of an Option will be equal to the Fair Market Value of the Stock on the date of grant.

SECTION 9.     OPTION TERM AND RIGHTS TO EXERCISE

     9.1  PERIOD OF OPTION AND RIGHTS TO EXERCISE.  Except as set forth herein,
          ---------------------------------------
each Non-Employee Director who receives options under this Plan must continue to hold office as a Non-Employee Director of the Company for six months from the date that the Initial Option is granted and six months from the date each Annual Option is granted before he can exercise any part thereof. Thereafter, subject to the provisions of the Plan, options will vest and be exercisable as follows:

          (a)  Initial Options.
               ---------------

               (i) Each Initial Option will vest and be exercisable in full six months from the date of grant.

               (ii) The right to exercise an Initial Option will expire on the fifth anniversary of the date on which the option was granted.

               (iii) Once an Initial Option has become exercisable, such option may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option granted previously to the optionee remains outstanding at the time of such exercise.

          (b)  Annual Options.
               --------------

               (i) Each Annual Option will vest and be exercisable on a cumulative basis as to 2,500 shares beginning six months from the date of grant and 2,500 additional shares beginning on the first anniversary of the date of grant.

              (ii) The right to exercise an Annual Option will expire on the fifth anniversary of the date on which the option was granted.

             (iii) Once each installment of an Annual Option has become exercisable, it may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not an option granted previously to the optionee remains outstanding at the time of such exercise.

SECTION 10.  PAYMENT OF OPTION PRICE

     Payment or provision for payment of the purchase price shall be made as follows: (i) in cash or check; (ii by exchange of Stock valued at its Fair Market Value on the date of exercise; (ii by means of a cashless exercise procedure by the delivery to the Company of an exercise notice and irrevocable instructions to the Securities Broker to sell a sufficient number of shares of Stock to pay the purchase price of the shares of Common Stock as to which such exercise relates and to deliver promptly such amount to the Company; or (iv by any combination of the foregoing.

Where payment of the purchase price is to be made with shares of Stock acquired through exercise of a non-qualified Stock Option or of an option under a similar plan of the Company, such Stock shall have been held by the optionee for a period of more than one year on the date of exercise, and further provided that the optionee shall not have tendered Stock in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Company within six calendar months of the date of exercise.

SECTION 11.  TERMINATION OF SERVICE

     Upon cessation of service as a Non-Employee Director (for reasons other than retirement or death), including cessation of service due to physical or mental disability that prevents such person from rendering further services as a Non-Employee Director, only those options exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such options shall be exercisable for a period of three months from cessation of service of the Non-Employee Director or the expiration of the Option, whichever period is shorter.

     Upon the retirement or death of a Non-Employee Director, options shall be exercisable as follows:

          (a) Retirement.  Upon retirement as a Non-Employee Director after the
              ----------
Non-Employee Director has served for at least six consecutive years as a director, all Options shall continue to be exercisable during their terms as if such person had remained a Non-Employee Director.

          (b) Death.  In the event of the death of a Non-Employee Director while
              -----
a member of the Board, or within the period after termination of service referred to in the first paragraph of Section 11, the Options granted to him shall be exercisable, to the extent then exercisable, for a period of one year from the date of the Non-Employee Director's death, or until the expiration of the Option, whichever period is shorter.

SECTION 12.  NO GUARANTEED TERM OF OFFICE

     Nothing in this Plan or any modification thereof, and no grant of an option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any Non-Employee Director any particular term of office or limiting the right of the Company, the Board or the stockholders to terminate the term of office of any Non-Employee Director under the circumstances set forth in the Company's Certificate of Incorporation or Bylaws, or as otherwise provided by law.

SECTION 13.  OTHER RESTRICTIONS

     Sections 5.5, 5.7 and 5.15 of the Plan shall apply to options granted pursuant to Part III of the Plan.


                                    PART IV
                                 MISCELLANEOUS
                                 -------------

SECTION 14.  CHANGE IN CONTROL

     A "Change in Control" for purposes of this Plan shall mean any one of the events described below:

         14.1 at any time during a period of two (2) consecutive years, at least a majority of the Board shall not consist of Continuing Directors. "Continuing Directors" shall mean directors of the Company at the beginning of such two-year period and directors who subsequently became such and whose selection or nomination for election by the Company's shareholders was approved by a majority of the then Continuing Directors; or

         14.2 any person or "group" (as determined for purposes of Regulation 13D-G promulgated by the Commission under the Exchange Act or under any successor regulation), but excluding any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any subsidiary or any trust or investment manager for the account of such a plan, shall have acquired "beneficial ownership" (as determined for purposes of such regulation) of the Company's securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities unless such acquisition is approved in advance by a majority of the directors of the Company who were in office immediately preceding such acquisition and any individual selected to fill any vacancy created by reason of the death or disability of any such director; or

         14.3 the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change in ownership of the Company or other securities or cash or other property (excluding payments made solely for fractional shares); or

         14.4 the Company's shareholders (i) approve any plan or proposal for the disposition or other transfer of all, or substantially all, of the assets of the Company, whether by means of a merger, reorganization, liquidation or dissolution or otherwise or (ii) dispose of, or become obligated to dispose of, 50% or more of the outstanding capital stock of the Company by tender offer or otherwise.

          If a Change in Control has occurred, all outstanding options granted under the Plan shall be immediately exercisable by the holder of the option for the total remaining number of Shares covered by the option and shall survive any such event.

SECTION 15.  AMENDMENTS AND TERMINATION

     The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or Participant under a Stock Option award theretofore granted, without the optionee's or Participant's consent, or which, without the approval of the Company's stockholders, would require stockholder approval under the Rules.

     Except for awards made pursuant to Part III, the Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. Except for awards made to Non-Employee Directors pursuant to Part III, the Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 16.  UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an "unfunded" plan of incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 17.  GENERAL PROVISIONS

    17.1 All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee or the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    17.2 Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    17.3 The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its Employees, directors or Independent Contractors at any time.

    17.4 No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant who is an Employee of the Company shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. To the extent permitted by the Committee, in its sole discretion, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    17.5 The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

    17.6 The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 18.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall be effective as of the effective date of the merger of Human Designed Systems, Inc. with and into ISAC Acquisition Co., a wholly-owned subsidiary of the Company (the "Effective Date"), subject to the consent or approval of the Company's stockholders as provided below. No Stock Option award shall be granted pursuant to the Plan on or after ten years from the Effective Date, but Stock Options granted prior to such tenth anniversary may be exercised after such date. If the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after such effective date, any Incentive Stock Options that have been granted shall automatically become Non-Qualified Stock Options.

SECTION 19.  INTERPRETATION

      A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 20.  GOVERNING LAW

     With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the

State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Options granted thereunder.

SECTION 21.  COMPLIANCE WITH THE RULES

    21.1 Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of the Stock issued upon exercise of such Option.

    21.2 It is the intent of the Company that this Plan comply in all respects with the Rules in connection with any grant of Options to, or other transaction by, an Insider. Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the Rules as then applicable to any such Insider, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, or take other action if such authority would cause an Insider's transactions under the Plan not to be exempt under the Rules.

    21.3 Certain restrictive provisions of the Plan have been implemented to facilitate the Company's and Insiders' compliance with the Rules. The Committee, in its discretion, may waive certain of these restrictions, provided the waiver does not relate in any way to an Insider and, provided further, such waiver or amendment is carried out in accordance with Section 6 hereof.

SECTION 22.  SUBSTITUTION OF OPTIONS IN A MERGER, CONSOLIDATION OR SHARE
EXCHANGE

     In the event that the Company becomes a party to a merger, consolidation or share exchange (a "Business Combination") and in connection therewith substitutes options under the Plan for options of another party to such Business Combination, notwithstanding the provisions of the Plan, the terms of such substituted options may have the same terms and conditions (provided that the number of shares issuable and the exercise prices are adjusted in accordance with the terms of the Business Combination) as the former options of such other party to the Business Combination, provided, however, that the exercise price of the Options to be granted under the Plan shall be lawful consideration as determined by the Committee.

                             NEOWARE SYSTEMS, INC.
                                     PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
           FOR THE ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 10, 1997

     The undersigned holder of Common Stock of Neoware Systems, Inc. hereby appoints Edward C. Callahan and Michael G. Kantrowitz, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, December 10, 1997, at the Company's offices at 400 Feheley Drive, King of Prussia, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting.

     SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of this proxy with a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of
Directors.                      (Continued, and to be signed, on the other side)




1. ELECTION OF DIRECTORS       [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY
                                                                             to vote for all nominees listed below

NOMINEES: ARTHUR R. SPECTOR, EDWARD C. CALLAHAN, MICHAEL G. KANTROWITZ, HOWARD
L. MORGAN, JOHN M. RYAN AND CARL G. SEMPIER

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2.  AMEND THE COMPANY'S 1995 STOCK OPTION PLAN.
           [ ] FOR   [ ] AGAINST  [ ] ABSTAIN
3.  RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.
           [ ] FOR   [ ] AGAINST  [ ] ABSTAIN
4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        Change of Address or [ ]
                                        Comments Mark Here

                                        NOTE: Please sign exactly as name(s)
                                        appears hereon. Executors,
                                        administrators, trustees, etc. should
                                        give full title as such.

                                        DATE:__________________________________

                                        _______________________________________
                                                       Signature

                                        _______________________________________
                                                       Signature


VOTES MUST BE INDICATED [](black box) OR [X] IN BLACK OR BLUE INK. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.